As filed with the Securities and Exchange Commission on August 16, 2023

Registration No. 333-272123

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAISON SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	5411	84-2498797
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

127 N Garfield Ave, Monterey Park, California 91754
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices

John Xu
President and Chief Executive Officer
Maison Solutions Inc.
127 N Garfield Ave, Monterey Park, California 91754
(626) 737-5888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Y. Liu, Esq. Christina Russo, Esq. Akerman LLP 601 West 5th Street, Suite 300 Los Angeles, California 90071 (213) 688-9500	Elliot H. Lutzker Davidoff Hutcher & Citron LLP 605 Third Avenue, 34th Floor New York, New York 10158 (212) 557-7200

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 22, 2023, we filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (the “Registration Statement”), which was subsequently amended on June 2, 2023, June 8, 2023, June 9, 2023, June 12, 2023, June 13, 2023 and June 14, 2023, and declared effective on June 14, 2023. On August 1, 2023, we filed Post-Effective Amendment No. 1 with the SEC.

This Post-Effective Amendment No. 2 is being filed as an exhibit-only filing to update the Filing Fee Table included as Exhibit 107 to the Registration Statement and the Opinion of Akerman LLP included as Exhibit 5.1 to the Registration Statement. Accordingly, this Post-Effective Amendment No. 2 consists only of the facing page, this Explanatory Note, Item 16 of Part II of the Registration Statement, Item 17 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and therefore has been omitted.

Item 16. Exhibits and Financial Statements

(a) Exhibits

Exhibit Number	Description
1.1***	Form of Underwriting Agreement.
3.1***	Certificate of Incorporation of Maison Solutions Inc.
3.2***	Amended and Restated Certificate of Incorporation of Maison Solutions Inc.
3.3***	Bylaws of Maison Solutions Inc.
3.4***	Amended and Restated Bylaws of Maison Solutions Inc.
4.1***	Specimen Class A Common Stock Certificate.
4.2***	Form of Underwriter’s Warrant
5.1**	Opinion of Akerman LLP as to the legality of the securities being registered.
10.1***#	Form of Maison Solutions Inc. 2023 Stock Incentive Plan.
10.2***	Form of Indemnification Agreement between Maison Solutions Inc. and each of the directors and officers thereof.
10.3***	Form of Employment Agreement between Maison Solutions Inc. and John Xu.
10.4***	Form of Employment Agreement between Maison Solutions Inc. and Alexandria M. Lopez.
10.5***	Form of Employment Agreement between Maison Solutions Inc. and Tao Han.
10.6***	Amended Loan Authorization and Agreement by and between the U.S. Small Business Administration and Good Fortune Supermarket of Monrovia LP, principal amount of $150,000 at 3.75% interest for a term of 30 years dated June 3, 2020.
10.7***	Loan Authorization and Agreement by and between the U.S. Small Business Administration and Good Fortune Supermarket of San Gabriel LP, principal amount of $2,000,000 at 3.75% interest for a term of 30 years dated January 12, 2022.
10.8***	Amended Loan Authorization and Agreement by and between the U.S. Small Business Administration and Super HK of El Monte Inc, principal amount of $500,000 at 3.75% interest for a term of 30 years dated January 6, 2022.
10.9***	Collaboration Agreement by and between JD E-commerce American Limited and Maison Solutions Inc. dated April 19, 2021 (English Translation).
10.10***	Intellectual Property License Agreement by and between JD E-commerce American Limited and Maison Solutions Inc. dated April 19, 2021 (English Translation).
10.11***	Business Loan Agreement by and between American First National Bank and Good Fortune Supermarket of Monrovia, LP, principal amount of $1,000,000 at 4.5% to 6.5% variable interest for a term of 7 years dated March 2, 2017.
10.12***	Business Loan Agreement by and between American First National Bank and Good Fortune Supermarket of San Gabriel, LP, principal amount of $1,000,000 at 4.5% to 6.5% variable interest for a term of 7 years dated March 2, 2017.
16.1***	Letter of Friedman LLP, dated June 2, 2023.
21.1***	Subsidiaries of Maison Solutions Inc.

II-1

Exhibit Number	Description
23.1***	Consent of Friedman LLP.
23.2**	Consent of Akerman LLP (included as part of Exhibit 5.1 hereto).
23.3***	Consent of Kreit & Chiu CPA LLP.
23.4***	Consent of Kreit & Chiu CPA LLP.
24.1***	Power of attorney (included on the signature page to this Registration Statement).
99.1***	Consent of Mark Willis, Director Nominee.
99.2***	Consent of Bin Wang, Director Nominee.
99.3***	Consent of Dr. Xiaoxia Zhang, Director Nominee.
107**	Calculation of Filing Fee Table.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	To be filed by amendment.
**	Filed herewith.
***	Previously Filed
#	Management contract or compensatory plan or arrangement.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 16th day of August, 2023.

MAISON SOLUTIONS INC.

By:	/s/ John Xu
Name:	John Xu
Title:	Chief Executive Officer, Chairman and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Capacity in Which Signed	Date

/s/ John Xu	Chief Executive Officer, Chairman and President	August 16, 2023
John Xu	(Principal Executive Officer)

/s/ Alexandria M. Lopez*	Chief Financial Officer and Director	August 16, 2023
Alexandria M. Lopez	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bin Wang*	Director	August 16, 2023
Bin Wang

/s/ Mark Willis*	Director	August 16, 2023
Mark Willis

/s/ Dr. Xiaoxia Zhang*	Director	August 16, 2023
Dr. Xiaoxia Zhang

*
By:	/s/ John Xu
Attorney-In-Fact

II-3